October 28, 2009

1st United Bancorp, Inc.
One North Federal Hwy.
Boca Raton, FL 33432

Re: 1st United Bancorp, Inc. – Registration Statement on Form S-8 (File No. 333-     )

Ladies and Gentlemen:

          We have acted as legal counsel for 1st United Bancorp, Inc., a corporation organized under the laws of the State of Florida (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registrant’s Registration Statement on Form S-8 (File No. 333-_____) filed with the Commission on October 29, 2009 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to 1,277,023 shares of the Registrant’s common stock, par value of $.01 per share, (the “Common Stock”) that may be issued from time to time by the Registrant upon exercise of stock options granted (the “Employment Agreement Options”) pursuant to the Amended and Restated Employment Agreement between John Marino and the Registrant, dated December 18, 2008, the Amended and Restated Employment Agreement between Warren S. Orlando and the Registrant, dated December 18, 2008, and the Amended and Restated Employment Agreement between Rudy E. Schupp and the Registrant, dated December 18, 2008 (collectively, the “Employment Agreements”) and (ii) up to 1,238,512 shares of the Registrant’s Common Stock that may be issued from time to time by the Registrant upon exercise of stock options (the “Plan Options” and together with the Employment Agreement Options, the “Options”) or awards of restricted stock or other equity awards (together with the Options, the “Equity Awards”) granted pursuant to the Registrant’s 2008 Incentive Plan (the “2008 Plan”, and together, with the Employment Agreements, the “Plans”).

          We are members of the Bar of the State of Florida and our opinions expressed herein are based upon and limited to the internal laws of the State of Florida (without reference to the choice-of-law provisions, principles or decisions under Florida law) and we do not herein express any opinion as to matters governed by the laws of any other jurisdiction.

          This letter has been prepared and is to be construed in accordance with the Report on Standards For Opinions of Florida Legal Counsel, dated April 8, 1991, issued by the Business

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1st United Bancorp, Inc.
October 28, 2009

Law Section of The Florida Bar, as updated September 4, 1998 (collectively, the “Report”). The Report is incorporated by reference into this letter. For purposes of construing the Report, the “client” as referenced in the Report is the Registrant.

          In the rendering of the following opinions, we have relied, with your approval, as to factual matters that affect our opinions, solely on our examination of copies of the following documents (the “Documents”) and we have made no independent verification of the facts contained in those documents:

(A)	An Officer’s Certificate furnished to us by an executive officer of the Registrant, dated as of the date of this opinion letter;

(B)	A copy of the Registrant’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”;

(C)	A copy of the Registrant’s Amended and Restated Bylaws;

(D)	The 2008 Plan; and

(E)	The Employment Agreements.

          In our examinations of the Documents and in rendering the opinions set forth in this letter, in addition to those assumptions and qualifications set forth in the Report and the assumptions and qualifications contained elsewhere in this letter, we have, with your consent, assumed, without investigation that:

          (i) at the time each Equity Award was, or is, granted or awarded, such grant or award, and the execution, delivery and performance of the agreement or agreements evidencing the grant or award of such Equity Award (each, an “Equity Award Agreement”) has been, or will be, authorized and approved in accordance with the terms of the Plans;

          (ii) at the time each Equity Award was, or is, granted or awarded and at all times subsequent thereto, neither the grant or award of such Equity Award nor the execution, delivery and performance of any related Equity Award Agreement, violated, resulted in a breach of, or conflicted with, or will violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree applicable to or binding upon the Registrant, in each case whether then or subsequently in effect or the Articles of Incorporation;

          (iii) at the time each Option is exercised, neither the exercise of such Option nor the execution, delivery and performance of any agreement or document executed and delivered connection with such exercise (the “Exercise Documents”) will violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree applicable to or binding upon the Registrant, then in effect or the Articles of Incorporation;

Gunster, Yoakley & Stewart, P.A.
ATTORNEYS AT LAW

1st United Bancorp, Inc.
October 28, 2009

          (iv) at the time thereof and at all times subsequent thereto, the persons who authorized, or will authorize, the grant or award of each Equity Award, or the execution, delivery and performance of each Equity Award Agreement, did not, or will not, violate any fiduciary or other duty owed by them;

          (v) at the time thereof, the persons who will authorize or effectuate the exercise of an Option and the execution, delivery and performance of the related Exercise Documents will not violate any fiduciary or other duty owed by them;

          (vi) no event has taken place, or will take place, subsequent to the grant or award of each Equity Award and the execution, delivery and performance of the Equity Award Agreements that would permit the Registrant or any other party to cancel, rescind, void or otherwise avoid such Equity Award or Equity Award Agreements;

          (vii) no misrepresentation, omission, fraud or deceit has been or will be made or committed by the Registrant or any other party in connection with the grant or award of any Equity Award, the execution, delivery and performance of the related Equity Award Agreements, the exercise of any Option and the execution, delivery and performance of the related Exercise Documents;

          (viii) each Option will be exercised in accordance with its terms, the terms of the Plans and the terms of the Equity Award Agreements; and

          (ix) upon exercise of each Option, the Registrant will receive the consideration called for by the terms of the Equity Award Agreement and the terms of the Plans.

          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth in the Report and this opinion letter, we are of the opinion that the Common Stock, when issued from time to time pursuant to the Plans, will be validly issued, fully paid and nonassessable.

          Nothing contained in this letter shall be deemed to be an opinion other than that set forth in the immediately preceding paragraph.

          This opinion letter is to be used only in connection with the offering and sale of the Common Stock while the Registration Statement is in effect. This opinion is based upon facts in existence and statutes, rules, regulations and judicial decisions in effect on the date hereof and we assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Gunster, Yoakley & Stewart, P.A.
ATTORNEYS AT LAW

1st United Bancorp, Inc.
October 28, 2009

          The opinions set forth in this opinion letter are limited to matters expressly set forth and no opinion is to be implied or may be inferred beyond the matters expressly stated.

Very truly yours,

/s/ GUNSTER, YOAKLEY & STEWART, P.A.

GUNSTER, YOAKLEY & STEWART, P.A.

MVM/MB/DCS

Gunster, Yoakley & Stewart, P.A.
ATTORNEYS AT LAW